UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of report: April 29, 2008

CORINTHIAN COLLEGES, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	0-25283	33-0717312
(State or other jurisdiction of Incorporation or organization)	Commission file number	(I.R.S. Employer Identification No.)

6 Hutton Centre Drive, Suite 400, Santa Ana, California	92707
(Address of principal executive offices)	(Zip Code)

(714) 427-3000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.	Results of Operations and Financial Condition.

On April 30, 2008, Corinthian Colleges, Inc. (“Corinthian” or the “Company”) issued a press release announcing unaudited financial results for its third quarter ended March 31, 2008 of its current fiscal year ending June 30, 2008. A copy of Corinthian’s press release is attached hereto as Exhibit 99.1 and hereby incorporated by reference.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d) On April 29, 2008, Corinthian’s Board of Directors, following the unanimous recommendation of the Nominating and Corporate Governance Committee, appointed John M. Dionisio as a new Class III director. Mr. Dionisio, 59, is currently president and chief executive officer of AECOM Technology Corp., a NYSE-listed company. During his 36-year career with AECOM and its predecessor companies, Mr. Dionisio has held a number of senior management positions, including executive vice president and chief operating officer, as well as president and chief executive officer of its DMJM Harris business. Mr. Dionisio earned a master of science degree in civil engineering from Polytechnic Institute of New York and a bachelor of science degree in civil engineering from The City College of New York. As a director of Corinthian, Mr. Dionisio is entitled to receive the non-employee director compensation described in Exhibit 10.1 to the Report on Form 8-K filed with the Securities and Exchange Commission on January 29, 2008.

A press release dated April 30, 2008, announcing Mr. Dionisio’s election to Corinthian’s Board of Directors, is attached as Exhibit 99.2 to this report and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

The exhibits to this Current Report are listed in the Exhibit Index set forth elsewhere herein.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CORINTHIAN COLLEGES, INC.

April 30, 2008	/s/ Kenneth S. Ord
Kenneth S. Ord
Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Text of press release of the Company issued April 30, 2008, announcing unaudited financial results.

99.2	Text of press release of the Company issued April 30, 2008, announcing the appointment of John Dionisio to the Company’s Board of Directors.